For Immediate Release

LivePerson Announces Fourth Quarter 2015 Financial Results

-- Increased Second Half 2015 Adjusted EBITDA 55% over First Half --

-- Plants Flag for Mobile Only with First Enterprise Customer Commitment --

-- Signs Largest Ever Initial Deal --

NEW YORK, February 10, 2016 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the fourth quarter ended December 31, 2015.

Revenue
Total revenue was $59.2 million for the fourth quarter of 2015, an increase of 2% (5% in constant currency) as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the fourth quarter of 2015 was $55.2 million, an increase of 2% (6% constant currency). Revenue from consumer operations was $4.0 million.

LivePerson signed a total of 122 deals in the quarter, which includes the addition of 25 new customer contracts. Revenue per enterprise and mid-market customers averaged $197,000 over the trailing twelve months ended in the fourth quarter of 2015, a 20% increase as compared to the $164,000 calculated for the period ended in the fourth quarter of 2014. These figures are pro forma to exclude contributions from a previously disclosed customer contract that ended.

"We're seeing remarkable validation for LivePerson's platform and vision with the signings of our largest ever initial deals and our first commitment from an enterprise for a fully mobile deployment," said CEO Robert LoCascio. "Understanding that we have the critical task of migrating our enterprise customers to LiveEngage, we have lowered our revenue expectations for 2016. We are confident, however, that adjusted EBITDA margins will increase, even as LivePerson navigates the final stages of this transition. Furthermore, we expect the first leading brands to enable mobile at scale on LiveEngage, turning our vision of transforming customer care and disrupting the 1-800 number into reality."
Customer Expansion
During the fourth quarter, the Company signed contracts with the following new customers:

•	One of the leading North American telecommunications companies

•	A global provider of business process and document management solutions

•	A national apparel retailer with nearly 1,000 stores

•	A North American leader in cloud-based communications

•	A leading European insurance firm

The Company also expanded business with:

•	A Fortune 100 financial services firm

•	Rentalcars.com, the world’s biggest online car rental service

•	A global retailer

•	A global provider of digital media and marketing software

•	A North American provider of financial services

Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the fourth quarter of 2015 was $4.1 million or $0.07 per share, as compared to a loss of $0.8 million or $0.01 per share in the fourth quarter of 2014. Adjusted net income excludes amortization of purchased intangibles, stock-based compensation, restructuring costs, deferred tax asset valuation allowance, other non-cash charges, and the related income tax effect of these adjustments.
Adjusted EBITDA for the fourth quarter of 2015 was $6.4 million or $0.11 per share, as compared to $5.3 million or $0.09 per share in the fourth quarter of 2014. Adjusted EBITDA excludes other income/(expense), taxes, depreciation, amortization, stock-based compensation, restructuring costs and other non-cash charges.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Net Loss
Net loss for the fourth quarter of 2015 was $18.6 million or $0.33 per share, as compared to a net loss of $4.2 million or $0.08 per share in the fourth quarter of 2014. The fourth quarter 2015 net loss included a $0.24 per share adjustment as the Company established a valuation allowance for a significant portion of its deferred tax assets on its balance sheet. The fourth quarter 2014 net loss included acquisitions costs of approximately $0.02 per share.
Cash
The Company's cash balance was $54.2 million at December 31, 2015, including $5.4 million of cash being used as collateral for foreign currency hedging instruments and rent. The Company generated $21.8 million of cash flow from operations in 2015 and incurred capital expenditures of approximately $13.0 million. LivePerson also spent approximately $4.2 million to repurchase shares of its common stock during 2015, as part of its previously announced stock repurchase program.
Financial Expectations
The Company anticipates that 2016 revenue will be 2% to 4% lower as compared to 2015, and roughly flat adjusting for foreign exchange impacts and contributions from a previously disclosed contract that ended in the second quarter of 2015. Profitability, however, is expected to strengthen year over year, with LivePerson exiting 2016 at a low- to mid-teens adjusted EBITDA margin.

The Company's detailed 2016 financial expectations are as follows:

First Quarter 2016

Guidance
Revenue (in millions)	$55.0 - $56.0
Adjusted EBITDA (in millions)	$4.0 - $4.9
Diluted adjusted EBITDA per share	$0.07 - $0.09
Diluted adjusted net (loss) income per share	$(0.02) - $0.00
GAAP net loss per share	$(0.08) - $(0.06)
Fully diluted share count	57.2 million

Full Year 2016

Guidance
Revenue (in millions)	$230.0 - $235.0
Adjusted EBITDA (in millions)	$23.0 - $26.0
Diluted adjusted EBITDA per share	$0.40 - $0.45
Diluted adjusted net income per share	$0.05 - $0.10
GAAP net loss per share	$(0.17) - $(0.12)
Fully diluted share count	57.5 million

Other Full Year 2016 Assumptions

•	A negative foreign exchange impact on revenue of approximately $1.5 million

•	GAAP gross margin of approximately 70%

•	Amortization of purchased intangibles of approximately $7.5 million

•	Stock-compensation expense of approximately $12.0 million

•	Depreciation of approximately $11.5 million

•	Cash taxes paid of $1.0 million to $3.0 million. Adjusted tax rate of approximately 35%

•	Capital expenditures of approximately $11.0 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$304	$283	$1,396	$1,492
Sales and marketing	797	633	3,088	3,399
General and administrative	1,103	1,009	3,692	3,809
Product development	818	823	3,638	3,606
Total	$3,022	$2,748	$11,814	$12,306

Amortization of Purchased Intangible Assets
Included in the accompanying financial results are expenses related to the amortization of purchased intangible assets, as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Cost of revenue	$729	$828	$3,167	$3,469
Amortization of purchased intangibles	1,188	801	4,873	1,621
Total	$1,917	$1,629	$8,040	$5,090

Supplemental Fourth Quarter 2015 Earnings Call Presentation
LivePerson will post a presentation providing supplemental information for the fourth quarter 2015 on the investor relations section of the Company's web site at http://www.liveperson.com/company/ir.
Earnings Teleconference and Video Discussion Information
The Company will discuss its fourth quarter 2015 financial results during a teleconference today, February 10, 2016. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-507-3684, while international callers should dial 928-328-1244, and both should reference the conference ID "40343763." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international); please reference the conference ID "40343763." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/about/ir. The Company will also post a video discussion of its fourth quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) is a leading provider of mobile and online messaging, enabling a meaningful connection between brands and consumers. LiveEngage, the Company’s enterprise-class, cloud-based platform, empowers consumers to stop wasting time on hold with 1-800 numbers, and instead message their favorite brands, just as they do with friends and family. More than 18,000 businesses, including Adobe, Citibank, EE, HSBC, IBM, Orbitz, PNC, The Home Depot, and Walt Disney rely on the unparalleled intelligence, security and scalability of LiveEngage to reduce costs, increase lifetime value and create meaningful connections with consumers.

For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Measures
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, restructuring costs, acquisition costs, stock-based compensation, contingent earn-out adjustments; and adjusted net income, or net income excluding amortization of purchased intangibles, contingent earn-out adjustments, restructuring costs, acquisition costs, stock-based compensation, deferred tax asset valuation allowance and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$59,151	$58,230	$239,012	$209,931

Costs and expenses:
Cost of revenue	19,232	14,503	70,310	52,703
Sales and marketing	22,766	23,803	94,728	83,253
General and administrative	8,661	12,134	37,171	40,192
Product development	9,498	9,331	38,974	37,329
Restructuring costs	396	—	3.384	—
Amortization of purchased intangibles	1,188	801	4,873	1,621
Total cost and expenses	61,741	60,572	249,440	215,098

Loss from operations	(2,590)	(2,342)	(10,428)	(5,167)

Other income (expense), net	169	(505)	(202)	(322)

Loss before provision for income taxes	(2,421)	(2,847)	(10,630)	(5,489)

Provision for income taxes	16,176	1,352	13,455	1,859

Net loss	$(18,597)	$(4,199)	$(24,085)	$(7,348)

Net loss per share of common stock:
Basic	$(0.33)	$(0.08)	$(0.43)	$(0.13)
Diluted	$(0.33)	$(0.08)	$(0.43)	$(0.13)

Weighted-average shares used to compute net loss per share:
Basic	56,497,544	55,191,576	56,452,408	54,478,754
Diluted	56,497,544	55,191,576	56,452,408	54,478,754

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2015	2014		2015		2014
Reconciliation of Adjusted EBITDA:
Net loss in accordance with generally accepted accounting principles	$(18,597)	$(4,199)		$(24,085)		$(7,348)
Add/(less):
Amortization of purchased intangibles	1,917	1,629		8,040		5,090
Stock-based compensation	3,022	2,748		11,814		12,306
Depreciation	3,516	2,517		12,114		9,071
Contingent earn-out adjustments	112	—		(3,680)	(4)	—
Restructuring costs	396	—		3,384		—
Provision for income taxes	16,176	1,352		13,455		1,859
Acquisition costs	—	796		—		1,372
Other (income) expense, net	(169)	505		202		322
Adjusted EBITDA (1)	$6,373	$5,348		$21,244		$22,672
Diluted adjusted EBITDA per common share	$0.11	$0.09		$0.37		$0.41

Weighted average shares used in diluted adjusted EBITDA per common share	56,921,403	56,722,672		57,084,487		55,757,645

Reconciliation of Adjusted Net Income:
Net loss in accordance with generally accepted accounting principles	$(18,597)	$(4,199)		$(24,085)		$(7,348)
Add:
Amortization of purchased intangibles	1,917	1,629		8,040		5,090
Stock-based compensation	3,022	2,748		11,814		12,306
Contingent earn-out adjustments	112	—		(3,680)	(4)	—
Deferred tax asset valuation allowance	13,461	—		13,461		—
Restructuring costs	396	—		3,384		—
Acquisition costs	—	796		—		1,372
Income tax effect of non-GAAP Items (2)	3,803	(1,750)	(3)	(7)	(4)	(6,352)	(3)
Adjusted net income	$4,114	$(776)		$8,927		$5,068
Diluted adjusted net income per common share	$0.07	$(0.01)		$0.16		$0.09

Weighted average shares used in diluted adjusted net income per common share	56,921,403	56,722,672		57,084,487		55,757,645

Reconciliation of Net Cash Provided By Operating Activities:
Adjusted EBITDA (1)	$6,373	$5,348		$21,244		$22,672
Add/(less):
Changes in operating assets and liabilities	3,728	(1,499)		(215)		(4,098)
Provision for doubtful accounts	673	747		2,361		1,843
Provision for income taxes	(16,176)	(1,352)		(13,455)		(1,859)
Deferred income taxes	16,201	(1,497)		12,098		(2,563)
Other income (expense), net	169	(505)		(202)		(322)
Net cash provided by operating activities	$10,968	$1,242		$21,831		$15,673

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization, stock-based compensation, restructuring costs, acquisition costs and other non-cash charges.
(2) The Company's income tax effect was calculated for all periods based on the effective tax rate, excluding discrete items.
(3) Income tax effect of non-GAAP items were included to conform with current period presentations.
(4) For comparability, amounts have been reclassified where appropriate, to conform to the current period presentation.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	December 31, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$48,803	$49,372
Cash held as collateral	5,409	—
Accounts receivable, net	30,388	31,382
Prepaid expenses and other current assets	9,327	10,374
Deferred tax assets, net	455	2,575
Total current assets	94,382	93,703

Property and equipment, net	24,129	19,583
Intangibles, net	24,619	32,620
Goodwill	80,322	80,848
Deferred tax assets, net	785	10,762
Other assets	1,957	2,301
Total assets	$226,194	$239,817

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,102	$8,985
Accrued expenses and other current liabilities	34,296	36,885
Deferred revenue	13,862	11,992
Total current liabilities	55,260	57,862

Other liabilities	3,270	1,618
Total liabilities	58,530	59,480

Commitments and contingencies
Total stockholders' equity	167,664	180,337
Total liabilities and stockholders' equity	$226,194	$239,817

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com